AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
              ____________________________________________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ____________________________________________________

                         GENERAL AMERICAN ROYALTY, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   75-2468002
                      (IRS Employer Identification Number)

                       4925 GREENVILLE AVENUE, SUITE 1005
                               DALLAS, TEXAS 75206
                    (Address of principal executive offices)

                                 JAMES F.  SMITH
                         GENERAL AMERICAN ROYALTY, INC.
                       4925 GREENVILLE AVENUE, SUITE 1005
                               DALLAS, TEXAS 75206
                     (Name and address of agent for service)

                                 (214) 361-8535
          (Telephone number, including area code of agent for service)

                CONSULTING AGREEMENTS AND COMPENSATION AGREEMENTS
                            (Full title of the Plan)
          _____________________________________________________________

                                    COPY TO:
                             Robert L. Sonfield, Jr.
                               Sonfield & Sonfield
                       770 South Post Oak Lane, Suite 435
                            Houston, Texas 77056-1913

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                         CALCULATION OF REGISTRATION FEE
                                                    Proposed
                                        Propsed      maximum
                                        maximum     aggregate  Amount of
Title of securities    Amount to be  offering price  offering  registration
  to be registered      registered    per share(1)   price(1)      fee
-------------------------------------------------------------------------
Common Stock,
  $.001 par value       168,500(2)      $.01(3)       $1,685     $0.51
-------------------     ----------      -------       ------     -----

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.
(2) Reflects shares of common stock issuable upon exercise of the Company's Common Stock Purchase Warrants ("Warrants").
(3)     Based  on  exercise  price  of  the  Warrants.

                         GENERAL AMERICAN ROYALTY, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-B


           FORM S-8 ITEM NUMBER AND CAPTION     CAPTION IN PROSPECTUS
           --------------------------------     ---------------------

1.  Forepart  of  Registration  Statement  and  Outside  Front  Cover  Page  of
Prospectus     Facing  Page  of  Registration  Statement  and  Cover  Page  of
Prospectus

2.  Inside  Front  and  Outside  Back Cover Pages of Prospectus     Inside Cover
Page  of  Prospectus  and  Outside  Cover  Page  of  Prospectus

3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges Not Applicable

4.  Use  of  Proceeds     Not  Applicable

5.  Determination  of  Offering  Price     Not  Applicable

6.  Dilution     Not  Applicable

7.  Selling  Security  Holders     Not  Applicable

8.  Plan  of  Distribution     Not  Applicable

9.  Description  of  Securities  to  be  Registered     Consulting  Agreements

10.  Interest  of  Named  Experts  and  Counsel     Not  Applicable

11.  Material  Changes     Not  Applicable

12.  Incorporation  of  Certain  Information  by  Reference     Information
Incorporated  by  Reference

13.  Disclosure  of  Commission  Position  on     Indemnification
Indemnification  for  Securities  Act  Liabilities

PROSPECTUS

                         GENERAL AMERICAN ROYALTY, INC.
                         168,500 Shares of Common Stock
                                ($.001 Par Value)

     This Prospectus is part of a Registration Statement which registers an aggregate 168,500 shares of common stock, $.001 par value, common stock of General American Royalty, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

                     NAME                          NUMBER  OF  SHARES
                     ----                          ------------------
          Forte  Communications,  Inc.  ("Forte")     28,500  shares
          Patricia  A.  Meding  ("Meding")            80,000  shares
          James  F.  Smith  ("Smith")                  7,000  shares
          C.B.  Harrison,  Jr.  ("Harrison")           7,000  shares
          George  E.  Green  ("Green")                14,000  shares
          Douglas  Weedon  ("Weedon")                 14,000  shares
          Sam  E.  Nicholson  ("Nicholson")           14,000  shares
          William  Amdall  ("Amdall")                  4,000  shares

On August 28, 1998, Warrants were granted to Forte pursuant to a consulting agreement (the "Forte Consulting Agreement") and Warrants were granted to Meding pursuant to a consulting agreement (the "Meding Consulting Agreement"). The Forte Consulting Agreement and Meding Consulting Agreement are collectively referred to as the Consulting Agreements. In addition, Warrants were granted to Smith, Harrison, Green, Weedon, Nicholson and Amdall as compensation for services (collectively, the "Compensation Agreements"). The Company has been advised by the Warrantholders that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Forte, Meding, Smith, Harrison, Green, Weedon, Nicholson and Amdall and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities
Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.



     This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                The date of this Prospectus is September 10, 1998
                                        i
                                TABLE OF CONTENTS

AVALIABLE  INFORMATION     1
INFORMATION  INCORPORATED  BY  REFERENCE     1
THE  COMPANY     2
CONSULTING  AGREEMENTS     2
Warrant  Terms  and  Provisions     3
Federal  Income  Tax  Effects     3
Restrictions  Under  Securities  Laws     3
DESCRIPTION  OF  CAPITAL  STOCK     4
Common  Stock     4
Registrar  and  Transfer     4
Dissenters'  Rights     4
Preferred  Stock     4
LEGAL  MATTERS     5
EXPERTS     5
STATEMENT  OF  INDEMNIFICATION     5

                                        1
                   AVAILABLE INFORMATIONAVALIABLE INFORMATIONl

     General American Royalty, Inc. (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 168,500 shares of the Company's Common Stock, which may be issued to Forte Communications, Inc. ("Forte") and Patricia A. Meding ("Meding") consultants of the Company, upon the exercise of common stock purchase warrants issued to said consultants, pursuant to written consulting agreements. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


   INFORMATION INCORPORATED BY REFERENCEINFORMATION INCORPORATED BY REFERENCEl

     The Company's Annual Report on Form 10-KSB dated February 12, 1998 for the fiscal year ended October 31, 1997 and the Company's Quarterly Report on Form 10-QSB dated March 17, 1998, June 12, 1998 and September 8, 1998 for the first quarter ended January 31, 1998, the second quarter ended April 30, 1998 and the third quarter ended July 31, 1998 respectively. The Company's Form 8-K, Item 6, Resignation of Directors, filed June 11, 1998 and Form 8-K, Item 2, Disposition of Assets and Item 5, Other Events, filed July 31, 1998. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. JAMES F. SMITH, PRESIDENT, GENERAL AMERICAN ROYALTY, INC., ONE ENERGY SQUARE, SUITE 1005, 4925 GREENVILLE AVENUE, DALLAS, TEXAS 75206, TELEPHONE NUMBER (214) 361-8535.

                                        9
                             THE COMPANYTHE COMPANYl

     General American Royalty, Inc. (the "Company") is a Delaware corporation incorporated on December 28, 1992 as Hermes Capital Management, Inc. It conducted no business activities under that name. On December 23, 1995 it changed its name to General American Royalty, Inc. and became active in the acquisition of certain oil and gas royalty, overriding and fee mineral interests located in Texas and New Mexico. Interests have been purchased in exchange for shares of Common Stock of the Company, issuance of promissory notes and for cash. During 1996 the Company completed a private placement of common stock and a public offering of units that consisted of shares of common stock and stock purchase warrants. Net proceeds from these offerings were approximately $485,000, which were used to complete acquisitions of royalty and mineral interests and to repay debt. The equity unit offering was closed in mid 1997 as the warrants expired. The Company netted approximately $56,000 through the exercise of the warrants.

     After closing the equity offering in 1997, the Company was prohibited from obtaining additional equity capital until January of 1998, to comply with securities regulations on integration of offerings. This restricted the Company's ability to acquire royalty assets and to repay short-term debt obligations as they became due with permanent equity capital. The Company managed the oil and gas royalty and mineral interests it acquired in 1996 until it became necessary for the Company to sell all its interests in March and July of 1998 to satisfy short-term debt requirements and payables.

The Company is currently seeking a substantial private company, with demonstrated success in an attractive industry, to merge with. The Company will be considering merger candidates engaged in industries other than the energy industry.

     The Company's stock began trading on the OTC Bulletin Board (Symbol TROY) in February, 1997.

     The Company's address is one Energy Square, 4925 Greenville Avenue, Suite 1005, Dallas, Texas, 75206. Its telephone number is 214-361-8535. Its fax number is 214-361-7715.


                  CONSULTING AGREEMENTS CONSULTING AGREEMENTSl

     On August 28, 1998 the Company entered into the Consulting Agreements with Forte and Meding pursuant to which options were issued to purchase 80,000 and 28,500 respectively, shares of Common Stock of the Company. Under the terms of the Consulting Agreement, Forte will consult with and advise the Company with respect to matters concerning (i) dissemination of press releases and quarterly and annually reports; (ii) communications with analysts, broker/dealers and other members of the financial community. Meding will consult with and advise the Company with respect to matters concerning certain financial matters including communications with analysts, broker/dealers and other members of the financial community. The term of the Consulting agreements began on August 28, 1998 and will continue for a period of three (3) years unless sooner terminated as provided therein.

COMPENSATION  AGREEMENTS

     The Company has agreed to compensate the following named persons for services rendered to the Company by granting Warrants to purchase the number of shares of common stock of the Company set opposite their respective names:

               NAME             NUMBER  OF  SHARES
               ----             ------------------
          James  F.  Smith         7,000  shares
          C.B.  Harrison,  Jr.     7,000  shares
          George  E.  Green       14,000  shares
          Douglas  Weedon         14,000  shares
          Sam  E.  Nicholson      14,000  shares
          William  Amdall          4,000  shares

WARRANT  TERMS  AND  PROVISIONSWarrant  Terms  and  Provisionsl

     The common stock purchase warrants ("Warrants") create the right to purchase an aggregate of 168,500 shares of the Company's common stock at $.01 per share. The Warrants were issued as of August 28, 1998 and will expire on August 27, 2001.

     All of the Warrants were issued pursuant to the Consulting Agreements and Compensation Agreements and were not issued pursuant to any program or plan being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Warrants are as follows:

          (a)     Warrant  Exercise  Price.  The exercise price per share of the
                  ------------------------
Warrants  was  established  by  the  Board  of  Directors  at  $.01  per  share.

          (b)     Term  of  Warrants.  The Warrants may be exercised in whole or
                  ------------------
in part at any time through August 28, 2001, unless the expiration date of the Warrant and the term of the Consulting agreements are extended by the Company in writing to a later date.

          (c)     Manner  of Exercise.  All or any whole number of such Warrants
                  -------------------
may  be  exercised  for  cash  during  the  term  of  the  Warrants.

          (d)     Transferability.  The  Warrants  are  not transferable without
                  ---------------
the  Company's  prior  written  approval.

          (e)     Redemption.  There  are  no  redemption rights afforded to the
                  ----------
Company  in  connection  with  the  Warrants.

          (f)     Adjustments.  The  number  of  shares  of  Common Stock of the
                  -----------
Company purchasable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of specified events primarily involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers.

          (g)     No  Right  As  Stockholder.  No Warrant holder is by virtue of
                  --------------------------
ownership of the Warrants, entitled to any rights whatsoever of a stockholder of the Company.

FEDERAL  INCOME  TAX  EFFECTSFederal  Income  Tax  Effectsl

     A Warrant holder does not recognize taxable income on the date of the grant of the Warrant, which is a non-statutory option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Warrant exercise price and the fair market value of the common Stock on the date of exercise. However, in the event that the holder is, or may become, subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holders may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Warrant holder is deductible by the company in the year that income is recognized. The foregoing is not intended to be a complete statement of applicable law and Russo should rely on its own legal counsel with respect thereto.

RESTRICTIONS  UNDER  SECURITIES  LAWSRestrictions  Under  Securities  Lawsl

     The sale of any shares of Common Stock acquired upon the exercise of the Warrants must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all warrant exercises from being treated as purchases and, instead, treats a warrant grant as a purchase of the underlying security, which grant\purchase may be matched with any sale of the underlying security within six months of the date of grant. The foregoing is not intended to be a complete statement of applicable law and Russo should rely on its own legal counsel with respect thereto.


            DESCRIPTION OF CAPITAL STOCKDESCRIPTION OF CAPITAL STOCKl

     The Company is authorized to issue 20 million shares of Common Stock, $0.001 par value, and 5 million shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

COMMON  STOCKCommon  Stockl

     There  are  presently  outstanding  1,031,500  shares  of  Common  Stock.

     Voting  Rights.  Holders of shares of Common Stock are entitled to one vote
     --------------
per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     Dividend  Rights.  Holders of record of shares of Common Stock are entitled
     ----------------
to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor.

     Liquidation Rights.  Upon any liquidation, dissolution or winding up of the
     ------------------
Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

     Preemptive Rights. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

REGISTRAR  AND  TRANSFER  AGENTRegistrar  and  Transferl

     The Company's registrar and transfer agent is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

DISSENTERS'  RIGHTSDissenters'  Rightsl

     Under current Delaware law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED  STOCKPreferred  Stockl

     The Company is also authorized to issue 5 million shares of Preferred Stock. The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


                           LEGAL MATTERSLEGAL MATTERSl

     Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Sonfield & Sonfield, Houston, Texas, counsel to the Company.


                                 EXPERTSEXPERTSl

     The balance sheet as of October 31, 1997 and the statements of operations, stockholders' equity and cash flows for the year ended October 31, 1997, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of said firms as experts in accounting and auditing.



            STATEMENT OF INDEMNIFICATIONSTATEMENT OF INDEMNIFICATIONl

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.     Incorporation  of  Documents  by  Reference
             -------------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a posteffective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) Amendment Number 1 to the Registrant's registration statement on Form 10-SB dated April 12, 1997 and the Registrant's Quarterly Report on Form 10-QSB dated August 12, 1997 for the fiscal quarter ending April 30, 1997, which were previously filed with the Commission are incorporated herein by reference.

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal quarter covered by the Registrant's Form 10-QSB referred to in (a) above.

     (c)     The  class  of  securities to be offered hereby is registered under
Section 12 of the Exchange Act. A description of the Registrant's securities is set forth in Item 11 of its Amendment Number 1 to Form 10-SB which is incorporated as a part of this Registration Statement.

Item  5:     Interests  of  Named  Experts  and  Counsel.
             -------------------------------------------

     None

Item  6:     Indemnification  of  Directors  and  Officers.
             ---------------------------------------------

     (a)     Section  145 of the Delaware General Corporation Law provides that:

  145.  INDEMNIFICATION  OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

     (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (7) A corporation shall power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

     (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 11 2, Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of 1994.)

     (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

  102.  CERTIFICATE  OF  INCORPORATION;  CONTENTS

     (1)     The  certificate  of  incorporation  shall  set  forth:

     (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

      (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     (c)     Article Nine of Registrant's Certificate of Incorporation provides:

          No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item  8:     Exhibits
             --------

     The  following  documents  are  filed  as  Exhibits  to  this  Registration
Statement:

          4(a)     --     Consulting  Agreement  with  Patricia  A.  Meding

          4(b)     --     Consulting  Agreement  with Forte Communications, Inc.

          4(c)     --     Compensation  Agreement  with  James  F.  Smith

          4(d)     --     Compensation  Agreement  with  C.B.  Harrison,  Jr.

          4(e)     --     Compensation  Agreement  with  George  E.  Green

          4(f)     --     Compensation  Agreement  with  Douglas  Weedon

          4(g)     --     Compensation  Agreement  with  Sam  E.  Nicholson

          4(h)     --     Compensation  Agreement  with  William  Amdall

          5     --     Opinion  of Sonfield & Sonfield as to the validity of the
shares  being  registered.

          24.1     --     Consent of Sonfield & Sonfield (included in Exhibit 5)

          24.2     --     Consent  of  Hein  +  Associates  LLP,  Independent
Accountants

          25     --     Power  of  Attorney  (following  signature  page  of
Registration  Statement)

Item  9:     Undertakings
             ------------

     The  undersigned  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       10
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 10th day of September, 1998.

GENERAL AMERICAN ROYALTY, INC.                GENERAL AMERICAN ROYALTY, INC.


By:/s/James  F.  Smith                        By:/s/Sam  E.  Nicholson
   -------------------                           ---------------------
    James  F. Smith, President                   Sam E. Nicholson, Treasurer
      and  Chief  Executive Officer              and Chief Financial  Officer






                                   EXHIBIT 25

                                POWER OF ATTORNEY

     Each of the undersigned hereby authorizes James F. Smith as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                         SIGNATURE     CAPACITY     DATE
                         ---------     --------     ----

              /s/James F. Smith     Director     September 10, 1998
              -----------------
              James F. Smith


             /s/George E. Green     Director     September 10, 1998
             ------------------
             George E. Green


              /s/Douglas Weedon     Director     September 10, 1998
              -----------------
              Douglas Weedon

                                       13
                                       11
                                TERMS OF WARRANTS


     In consideration for the services described in the Registration Statement which this description is a part, the Company will issue common stock purchase warrants (the "Warrants") to purchase a total of 168,500 shares of the Company's common stock (the "Common Stock") at $.01 per share (the "Exercise Price"). The Warrants will be issued on the date of the execution of the Agreement and will expire three (3) years after date of issue. The specific terms of the Warrants are as follows:

          (a)     Warrant  Exercise  Price.  The Exercise Price per share of the
                  ------------------------
Warrants  was  established  by  the  Board  of  Directors  at  $.01  per  share.

          (b)     Term  of  Warrants.  The Warrants may be exercised in whole or
                  ------------------
in part at any time during the 36 months after the date of issue, unless the expiration date of the Warrant and the term of the Agreement are extended by the Company in writing to a later date.

          (c)     Manner  of Exercise.  All or any whole number of such Warrants
                  -------------------
may  be  exercised  for  cash  during  the  term  of  the  Warrants.

          (d)     Transferability.  The  Warrants  are  not transferable without
                  ---------------
the  Company's  prior  written  approval.

          (e)     Redemption.  There  are  no  redemption rights afforded to the
                  ----------
Company  in  connection  with  the  Warrants.

     (f)     Adjustments.  The  Exercise Price and the number of shares (and, in
             -----------
certain events, the class or classes of capital stock of the Company) purchased upon the exercise of each Warrant are each, respectively, subject to adjustment from time to time as hereinafter provided prior to the expiration of any Warrant by its exercise or by its terms, in case any one or more of the events and referred to described below shall occur at any time or from time to time; that is to say, if the Company shall:

          (i) issue any shares of its Common Stock as a dividend or subdivide its outstanding shares of Common Stock into a greater number of shares then, in either of such cases, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to each Warrant in effect at the time of such action shall be proportionately reduced and the number of shares at that time purchasable pursuant to each Warrant shall be proportionately increased; or,

          (ii) combine its outstanding shares of Common Stock into a smaller number of such shares,

then, in such case, the then applicable purchase price per share of the shares of Common Stock purchasable pursuant to each Warrant in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to each Warrant shall be proportionately decreased; or

          (iii) issue by reclassification of its shares of Common Stock any shares of its capital stock,

then, as a condition of such recapitalization, lawful and adequate provision shall be made whereby the holder of each Warrant shall have, immediately after the effective date of any such reclassification, the right to purchase, upon the basis and on the terms and conditions specified herein, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of each Warrant, such shares of stock or other securities as may be issued or payable with respect to, or in exchange for the number of shares of Common Stock of the Corporation theretofore purchasable upon the exercise of each Warrant, had such recapitalization not taken place; and in any such event, the rights of the Warrant holder to any adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant, as hereinbefore provided, shall continue and be preserved in respect of any stock or other securities which the Warrant holder becomes entitled to purchase.

     If after an adjustment the holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Board of Directors shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Agreement. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 8, a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect; or

          (iv) merge or consolidate with or into another corporation or sell or convey to another corporation, all or substantially all of the Company's assets then, as a condition of such consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall receive, on exercise of such Warrant, the kind and amount of securities and property receivable upon such change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such consolidation, merger, sale or conveyance, and shall forthwith file at the Corporation Office of the Warrant Agent a statement signed by its Chairman of the Board or President and by its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.

          (v) take a record of the holders of its Common Stock for the purpose of entitling them to purchase shares of its Common Stock at a price per share more than 10% below the current market price per share of its Common Stock (as defined below) at the date of taking such record, then, the number of shares of Common Stock purchasable pursuant to this Warrant shall be adjusted by multiplying (a) the number of shares of Common Stock which the holder hereof was entitled to receive immediately prior to such adjustment (taking into account fractional interests to the nearest 1000th of a share) by
(b) a fraction, the numerator of which is the number of shares of the Common Stock of the Corporation outstanding (excluding the shares owned by the Corporation) immediately prior to the taking of such record plus the number of additional shares offered for purchase, and the denominator of which is the number of shares of Common Stock of the Corporation outstanding (excluding shares owned by the Corporation) immediately prior to the taking of such record plus the number of shares which the aggregate offering price of the total number of additional shares so offered could purchase at such current market price and the price per share shall be that number determined by multiplying (a) the price per share in effect immediately prior to the taking of such record by (b) a fraction, the numerator of which is the number of shares purchasable hereunder immediately prior to taking of such record and the denominator of which is the number of shares purchasable hereunder immediately after the taking of such record.

          (vi) reduce the Exercise Price of any or all classes of warrants, then, as a condition of such reduction it shall be made uniformly as to all warrants of that class then outstanding.

     For the purpose hereof, the current market price per share of Common Stock of the Corporation at any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive business days commencing forty-five (45) business days before the day in question. The closing price for each day shall be the last sale price, or, in case of no sales on such day, the average of the closing bid and asked prices, in either case as officially quoted by any National Securities Exchange, or, if the Common Stock of the Corporation is not listed or admitted to trading on any such Exchange, the average of the highest bid and asked prices as reported in the sheets of the National Association of Securities Dealers, Inc. for the over the counter market in New
York City, or if not so reported, the average of the highest bid and asked prices as furnished by any New York Stock Exchange firm selected from time to time by the Company for the purpose.

          (g)     No  Right  As  Stockholder.  No Warrant holder is by virtue of
                  --------------------------
ownership of the Warrants, entitled to any rights whatsoever of a stockholder of the Company.

     (h)     The  Warrants  are not transferable.  However, the shares of common
             -----------------------------------
stock issued upon exercise of the Warrants pursuant to an effective Registration Statement of the Company on Form S-8 are freely transferable. Each
Warrantholder agrees that it will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

                                  EXHIBIT 4(A)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715





VIA  FACSIMILE


August  28,  1998

Ms.  Patricia  A.  Meding
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Ms.  Meding:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and you pursuant to which you agree to consult and advise the Company with respect to certain financial matters including communications with analysts, broker/dealers and other members of the financial community. The term of the agreement will commence on the date hereof and will continue for a period of three (3) years unless sooner terminated by mutual consent of the parties.

     In consideration of the agreement to render such services you are entitled to receive Eighty Thousand (80,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.



By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President


ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/Patricia  A.  Meding
-----------------------
Patricia  A.  Meding

                                  EXHIBIT 4(B)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

Forte  Communications,  Inc.
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Ladies/Gentlemen:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and Forte Communications, Inc. pursuant to which Forte Communications, Inc. agrees to consult and advise the Company with respect to certain (i) dissemination of press releases and quarterly and annually reports; (ii) communications with analysts, broker/dealers and other members of the financial community. The term of the agreement will commence on the date hereof and will continue for a period of three (3) years unless sooner terminated by mutual consent of the parties.

     In consideration of the agreement to render such services you are entitled to receive Twenty Eight Thousand Five Hundred (28,500) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     Forte Communications, Inc. agrees that it will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.

FORTE  COMMUNICATIONS,  INC.

By:
Name:
Title:

------
                                  EXHIBIT 4(C)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

James  F.  Smith
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Mr.  Smith:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and the undersigned pursuant to which you are entitled to receive Seven Thousand (7,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     The undersigned agrees that he will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/James  F.  Smith
-------------------
James  F.  Smith

------
                                  EXHIBIT 4(D)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

C.B.  Harrison,  Jr.
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Mr.  Harrison:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and the undersigned pursuant to which you are entitled to receive Seven Thousand (7,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     The undersigned agrees that he will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
    James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/C.B.  Harrison,  Jr.
-----------------------
C.B.  Harrison,  Jr.

------
                                  EXHIBIT 4(E)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

George  E.  Green
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Mr.  Green:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and the undersigned pursuant to which you are entitled to receive Fourteen Thousand (14,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     The undersigned agrees that he will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/  George  E.  Green
----------------------
George  E.  Green

------
                                  EXHIBIT 4(F)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

Douglas  Weedon
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Mr.  Weedon:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and the undersigned pursuant to which you are entitled to receive Fourteen Thousand (14,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     The undersigned agrees that he will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/  Douglas  Weedon
--------------------
Douglas  Weedon

------
                                  EXHIBIT 4(G)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

Sam  E.  Nicholson
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Mr.  Nicholson:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and the undersigned pursuant to which you are entitled to receive Fourteen Thousand (14,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     The undersigned agrees that he will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/  Sam  E.  Nicholson
-----------------------
Sam  E.  Nicholson

------
                                  EXHIBIT 4(H)
                                  ------------

                         GENERAL AMERICAN ROYALTY, INC.
  One Energy Square, Suite 1005    4925 Greenville Avenue    Dallas, Texas 75206
                   Tel: (214) 361-8535    Fax: (214) 361-7715

VIA  FACSIMILE

August  28,  1998

William  Amdall
General  American  Royalty,  Inc.
One  Energy  Square,  Suite  1005
4925  Greenville  Avenue
Dallas,  Texas  75206

Dear  Mr.  Amdall:

     This letter will serve to memorialize the understanding made on the 28th day of August, 1998 between General American Royalty, Inc. (the "Company") and the undersigned pursuant to which you are entitled to receive Four Thousand (4,000) Warrants to purchase an equivalent number of shares of common stock of the Company at an exercise price of $.01 per share for a period expiring 3 years from and after the date hereof.

     The undersigned agrees that he will sell such shares of Common Stock only at current market prices, and that no commissions or compensation will be paid in connection with any such sale in excess of customary brokers commissions.

     If the above and foregoing accurately sets forth our agreement, please so indicate by executing one copy of this letter in the space provided below and returning to the undersigned.

Yours  very  truly,

GENERAL  AMERICAN  ROYALTY,  INC.


By:/s/James  F.  Smith
   -------------------
   James  F.  Smith,  President

ACCEPTED  AND  AGREED  this  ___  day  of  August,  1998.



/s/  William  Amdall
--------------------
William  Amdall

                                    EXHIBIT 5

                       S O N F I E L D  &  S O N F I E L D
                           A PROFESSIONAL CORPORATION


LEON  SONFIELD  (1865-1934)     ATTORNEYS  AT  LAW     NEW  YORK
GEORGE  M.  SONFIELD  (1899-1967)          LOS  ANGELES
ROBERT  L. SONFIELD (1893-1972)     770 SOUTH POST OAK LANE     WASHINGTON, D.C.
       ________________     HOUSTON,  TEXAS  77056
FRANKLIN  D.  ROOSEVELT,  JR.  (1914-1988)     EMAIL:SONFIELD@COMPUSERVE.COM
     TELECOPIER  (713)  877-1547
ROBERT  L.  SONFIELD,  JR.     _____
MANAGING  DIRECTOR     TELEPHONE  (713)  877-8333

                                 August 28, 1998
Board  of  Directors
General  American  Royalty,  Inc.
4925  Greenville  Avenue,  Suite  1005
Dallas,  Texas  75206

Dear  Gentlemen:
     In our capacity as counsel for General American Royalty, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 168,500 shares of common stock upon exercise of the Warrants issued pursuant to the Consulting Agreements all as set out and described in the Company's Registration Statement on Form S-8 (File No. _______) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Consulting Agreements - Federal Income Tax Effects" and elsewhere in the Prospectus constituting a part of the Registration Statement.
     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:
     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;
     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;
     (3) The maximum of 168,500 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable;
     (4) Based upon the current provisions of Federal income tax laws and regulations, and on current authoritative interpretations thereof, we believe the discussion in the Registration Statement under the caption "Consulting Agreements - Federal Income Tax Effects" of the Federal income tax laws relevant to the Warrant holders, although necessarily general, considers each material Federal income tax issue of significance to Warrant holders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.
Yours  very  truly,

/s/SONFIELD  &  SONFIELD
------------------------
SONFIELD  &  SONFIELD

                                  EXHIBIT 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the use in the Form S-8 Registration Statement and Prospectus of General American Royalty, Inc. ("The Company") of our report dated December 10, 1997 accompanying the financial statements of The Company contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.





/s/Hein  +  Associates  LLP
---------------------------
Hein  +  Associates  LLP
Certified  Public  Accountants


September  10,  1998
Dallas,  Texas